EXHIBIT 10.8


                                 THIRD AMENDMENT
                          AND LEASE EXTENSION AGREEMENT



LEASE AMENDMENT AND EXTENSION AGREEMENT made as of the 1st day of August 2003 between 444 REALTY COMPANY, L.L.C., a New York limited liability company having offices at 475 Fifth Avenue, Suite 1200, New York, NY 10017 ("Landlord") and INTERBORO INSTITUTE. INC., ("Tenant") having offices at 450 West 56th Street, New York, NY 10019.

                                     RECITAL

Landlord and Tenant entered into an agreement of lease dated July 27, 1983 demising a portion of the building known as 450 West 56th Street, New York, New York (the "Building"), which agreement of lease was amended by a Modification Agreement dated June 9, 1988, a First Amendment to Lease Agreement dated as of June 1, 1992 (the "First Amendment") and a Second Amendment and Lease Extension Agreement (the "Second Amendment") dated as of February 1st, 1993 (collectively, the "Lease"). Landlord was formerly known as "444 Realty Company, L.P." and converted to a limited liability company under the New York Limited Liability Company Act on April 7, 1997. The original term of the Lease as extended expires on January 31, 2004 and the parties desire to enter into this Third Amendment and Extension of Lease in order to (i) increase the size of the demised premises, (ii) extend the term of the Lease, and (iii) further amend the Lease as herein provided.

NOW, THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt of whirl1 is hereby acknowledged, the parties agree as follows:

1. LEASE EXTENSION. The expiration date of the Lease as set forth in Paragraph 1 of the Second Amendment is hereby amended by deleting the words "31st day of January, 1994" and substituting the words "31st day of January, 2014." There shall be no further right or option to extend the term of the Lease or to lease any additional space in the Building.

2. RENT; FREE RENT. The Lease is hereby amended by deleting the rental rate set forth in the printed form of the Lease and in all amendments thereto and by adding the following new, paragraph 38.1 to the Rider to the Lease as follows:

          "38.1 ANNUAL RENTAL RATE:

          (a) Commencing February 1, 2004, the Annual Rental Rate under this Lease shall be $825,000 payable in equal monthly installments of $68,750 on the 1st day of every month through and including January 31, 2009.

          (b) Commencing February 1, 2009, the Annual Rental Rate under this Lease shall be $900,000 payable in equal monthly installments of $75,000 on the 1st day of every month through and including January 31, 2014.

          (c) Notwithstanding the foregoing, and provided that Tenant is not in material default of any payment or performance under this Lease after any notice and opportunity to cure, Landlord shall afford Tenant a rent abatement or "free rent" for the twelve (12) months beginning February 1, 2004 and ending January 31, 2005. Such rent abatement shall include only the monthly payment of the Base Annual Rent and not any additional rent or charges."

3. ADDITIONAL SPACE. There shall be added to the "demised premises" under the Lease the following additional portions of the Building (the "Additional Space"):

          (a) That portion of the second floor of the Building now occupied by McAllister Academy (the "McAllister Space") which, together with the second floor space currently leased by Tenant, constitutes the entire second floor;

          (b) The entrance lobby on 56th Street and the stairwell in that lobby and stairs leading to the second, the third and the fourth floor;

          (c) The basement storage room located in the basement of the Building and currently used by Landlord for the storage of documents. Tenant shall use the basement storage room only for storage.

Tenant acknowledges that the McAllister Space is currently occupied by McAllister Academy and that McAllister's lease expires on January 31, 2004. Landlord shall not agree to any extension of the McAllister lease or occupancy beyond that date and shall take all reasonable steps to deliver the McAllister Space to Tenant promptly on or after the Effective Date hereof.

In the event that Landlord is unable to delivery the McAllister Space on or before the Effective Date hereof, the rent commencement date for the McAllister Space shall be the earlier to occur of (i) the date on which Tenant commences use of the McAllister Space for classroom, office or storage purposes, or (ii) May 1, 2004. In the event that Landlord is unable to delivery the McAllister Space on or before May 1, 2004 the rent commencement date for the McAllister Space shall be the earlier to occur of (i) the date on which Tenant commences use of the McAllister Space for classroom, office or storage purposes, or (ii) August 15, 2004. In the event that Landlord is unable to delivery the McAllister Space on or before August 15, 2004 the rent commencement date for the McAllister Space shall be the earlier to occur of(i)the date on which Tenant commences use of the McAllister Space for classroom, office or storage purposes, or (ii) December 15, 2004.

In the event that Landlord is unable to delivery the McAllister Space on the Effective Date hereof, Tenant shall be entitled to one day of free rent for the McAllister Space (which Landlord and Tenant agree shall be the amount of $600 per day) for each day Landlord delays in turning over the McAllister Space to Tenant after the Effective Date.

Tenant agrees to accept the Additional Space in its current "as is" condition and Landlord shall not be required to perform any work: or provide Tenant with any allowance with respect to the Additional Space or the demised premises. Upon delivery of the Additional Space to Tenant, Tenant shall have possession thereof free of all tenants and occupants thereof.

4. DEMISED PREMISES; COMMON AREAS. Landlord and Tenant agree that, as of the Effective Date, the "demised premises" under the Lease shall include (i) the second, third and fourth floors of the Building, all of such floors being accessible only from the 56th Street entrance lobby and the stairs and elevators located therein, (ii) the entrance lobby on 56th Street and the stairwell in that lobby and stairs leading to the second, the third and the fourth floor leading from such lobby, and (iii) the basement storage room located in the basement of the Building to be used only for storage. Landlord and Tenant confirm and agree that the only "Common Areas" of the Building to which Tenant has or requires access are; (i) the basement door, stairs and vestibule leading to the basement storage room, and (ii) the fire stairway referred to in Article 66 of the Rider to the Lease, the use and access to which are governed by the terms and conditions of that Article.

5. REAL ESTATE TAX ESCALATION. The Lease is hereby further amended by amending
Article 39. A. thereof by deleting subparagraph 2 thereof and substituting the following in its place:

    "2. "Base Year" shall mean the fiscal year commencing July 1, 2003 and ending June 30, 2004."

6. PROPORTIONATE SHARE. The Lease is hereby further amended by amending Article
39. A. thereof by deleting subparagraph 4 thereof and substituting the following in its place:

    "4. Tenant's "Proportionate Share" shall be 78% of any increases in Taxes over the Taxes in the Base Year."

7. LARGER TAX LOT. The Lease is hereby further amended by deleting the example at the end of Article 39. G thereof after the words "larger tax lot" and substituting the following in its place:

   "e.g., 78% of 20.2% or 15.76% of the increases for the said larger tax lot."

8. TENANT'S RIGHT TO CONTEST TAX ASSESSMENT. If Tenant is a "Major Tenant" (as hereinafter defined, an Tenant requests in writing, not later than January 31 in respect of the upcoming Tax Year, Landlord and Tenant shall meet with Landlord's primary consultant in respect of Taxes and review the then current Assessed Valuation and whether, in such consultant's opinion, a protest to such Assessed Valuation is appropriate. If, in such consultant's opinion such a protest is appropriate, Landlord shall cause a protest in respect of such Assessed Valuation to be filed and prosecuted in good faith. If Tenant nevertheless requests Landlord in writing within ten (10) days after such meeting to file a protest to such assessed valuation, Landlord shall do so; PROVIDED, HOWEVER, that Tenant shall be responsible for all (i) costs and expenses of such protest

(to the extent not covered by a refund of Taxes pursuant to subsection (b) above) if Taxes are not reduced and (ii) any increase in Taxes that may arise by reason thereof. The term "Major Tenant" shall mean a tenant occupying at least seventy-five (75%) of the rentable area of the building subject of such assessment.

9. "ESCALATION RENT". The Lease is ]hereby further amended by deleting Article 40 ["Escalations - Other Building Expenses"] of the Lease and substituting the following new Article 40 in its place:

    "40. ESCALATION RENT. Effective February 1, 2005, and annually thereafter, Tenant shall pay to Landlord an increase of two and one-half (2 1/2) percent of the Annual Rental Rate, which increase (i) shall be cumulative and compounded annually, (ii) shall be billed to Tenant monthly commencing February 1, 2005, and (iii) shall be recalculated upon the Annual Rental Rate increase on February 1, 2009, and (iv) shall be in lieu of all "porter's wage" and "operating cost escalations" other than the escalation on account of Real Estate Tax Increases as provided in Article 39. Landlord and Tenant agree that the schedule attached to this Third Amendment as EXHIBIT A hereto, accurately reflects the calculation of the annual Escalation Rent payable under this provision."

10. LANDLORD'S RIGHT TO TERMINATE LEASE. The Lease is hereby further amended by adding the following new Article 69 to the Rider to the Lease.

    "69. OPTION TO TERMINATE. Tenant grants Landlord the option to terminate this Lease upon at least twelve (12) months prior written notice to Tenant (the "Early Termination Notice") setting forth the date (the "Early Termination Date") on which the term of the Lease shall end. The Early Termination Date shall not be earlier than September 30, 2009 or later than December 31, 2010. Tenant shall have the right to extend the Early Termination Date up to five (5) months in order to allow the completion of the academic semester during which the Early Termination date occurs by giving Landlord written notice of extension of the Early Termination Date which specifies the extended Early Termination Date, such notice to be given no later than thirty (30) days after Tenant's receipt of Landlord's Early Termination Notice. The extended Early Termination Date may be up to three
    (3) weeks after the last day of the applicable academic semester but in no event more than five (5) months after the Early Termination Date specified in Landlord's notice. Landlord's Early Termination Notice shall certify that the tenant or other occupant of the High School of Environmental Studies located at 444 West 56th Street does not intend to extend its lease for an additional term beyond September 30, 2009. Provided that Tenant vacates the demised premises on or before the Early Termination Elate (as the same may be extended under this Article) and surrenders possession thereof to Landlord on or before the Early Termination Date (as the same may be extended under this Article), Landlord shall pay Tenant, within thirty (30) days after Tenant's timely surrender, the sum of $100,000 (the "Timely Surrender Payment") TIME BEING OF THE ESSENCE OF TENANT'S PERFORMANCE UNDER THIS ARTICLE. Tenant acknowledges and agrees that Tenant shall not be entitled to the payment of the Timely Surrender Payment if Tenant remains in occupancy of the demised premises or otherwise fails to surrender possession of the demised premises to Landlord on or before the Early Termination Date (as the same may be extended under this Article).

11. CLEANING AND MAINTENANCE. Notwithstanding anything to the contrary contained in the Lease, Landlord shall have the obligation to clean and maintain the following portions of Building:

    (a) The 56th street lobby mad stairs (notwithstanding the fact that the same are part of the demised premises) including but not limited to the lobby doors, stairs and elevator cabs;

    (b) The elevators and mechanical systems of the Building (but excluding HVAC units serving the demised premises);

    (c) All doors and window frames but excluding all glass;

    (d) The roof, exterior walls and structural portions of the Building;

    (e) The exterior sidewalks.

12. TENANT WORK.

    (a) Tenant, as part of the consideration for the extension of the Lease, covenants and agrees that it shall renovate the demised premises (including, but not limited to the McAllister Space) in accordance with
        (i) the "Scope of Tenant Work" attached hereto as Exhibit B, (ii) the plans and specifications submitted to and approved by Landlord in advance, and (iii) the provisions of the Lease as amended hereby (the "Tenant Work"). Tenant agrees to expend at least $620,000 in construction and other "hard costs" with respect to the Tenant Work, which "hard costs may include architectural fees not to exceed $62,000 of such amount.

    (b) Tenant shall submit to Landlord, for its prior approval, detailed plans and specifications for all Tenant Work prepared by a licensed architect at Tenant's sole cost and expense. Tenant agrees that the Tenant Work outlined in the plans and specifications shall cover work reasonably estimated by Tenant and Tenant's architects to cost approximately $620,000 in construction and other "hard costs". Landlord's approval of such plans and specifications shall not be unreasonably withheld or delayed and Landlord agrees to make best efforts to respond to any plan submission by Tenant within ten (10) business days. Plans and specifications for all Tenant Work (including work within the McAllister Space) shall be submitted to Landlord at least thirty (30) days prior to the Effective Date and the Tenant Work shall be commenced (except for the McAllister Space) within sixty (60) days after Tenant receives Landlord's approval of such Plans and Specifications. Tenant Work shall commence within the McAllister Space within sixty (60) days after Landlord gives Tenant possession of the McAllister Space. Tenant or its contractors shall substantially complete all Tenant Work by January 31, 2005. The time periods contained in this paragraph shall be extended due to casualty, acts of God, strikes, and any similar circumstances beyond the control of the parties (but expressly excluding lack or insufficiency of funds, bankruptcy or insolvency or default by contractors or subcontractors) ("Force Majeure"). (c) Tenant shall comply with all applicable laws and regulations and the terms and conditions of the Lease (as amended hereby) in connection with Tenant's Work. In no event shall the Tenant Work (or the plans and specifications for such Tenant Work) include any structural changes to the Building nor any changes to the outside of the Building or otherwise outside of the demised premises, except as specifically provided in paragraphs 12 and 13 of this Amendment.

    (d) Tenant shall provide Landlord with copies of all contracts and subcontracts for the Tenant Work and monthly statements certifying the amount expended for Tenant Work and shall provide Landlord a final certification (together with paid or receipted bills, waivers of lien or other evidence satisfactory to Landlord) that Tenant has expended at least $620,000 in construction and other "hard costs" in connection with the Tenant Work no later than April 15, 2005. It. shall be a material default under this Lease if Tenant shall fail to implement, complete and pay for the Tenant Work shown on the plans an specifications submitted to and approved by Landlord on or before April 15, 2005, such date being subject to reasonable extension in the event of Force Majeure.

13. BUILDING NAME. Tenant shall have the right to name the Building the "Interboro Building" and to affix no more than two (2) signs to the 56th Street side of the Building indicating such name; PROVIDED, HOWEVER, that (i) plans and specifications for such "Interboro Building" signs to be affixed to the exterior of the Building shall first be submitted to Landlord for its prior review and written approval, (ii) such signs shall only be located on and be visible from 56th Street side of the Building and shall only indicate that the portion of the Building on 56th Street (and not Tenth Avenue) is the "Interboro Building",
(iii) such sign(s) shall be designed, installed, maintained and insured at Tenant's sole cost and expense, (iv) Tenant shall obtain all permits required for such sign(s) at its sole cost and expense, and (v) such signs shall be installed and maintained in accordance with all applicable laws and the rules and regulations of any governmental agency having jurisdiction thereof.

14. BANNER POLES AND BANNERS. Tenant shall have the right to maintain two (2) "banner poles", one on 56th Street side of the Building near Tenth Avenue and the other on the western side of the Building on Tenth Avenue. The banner poles shall be at the same height and shall be similar to the current banner pole maintained by Tenant. The banner to be hung from such banner poles shall contain only the name "Interboro" or "Interboro Institute". The design, location, size,

                                       4
character and operation of any such flagpole and the design and color of any "Interboro" banner shall be submitted to Landlord for Landlord's prior review and written approval. The banner poles and banners shall only indicate that the portion of the Building on 56th Street (and not Tenth Avenue) is the location of Interboro Institute and shall not interfere with any signage now or in the future installed or maintained by the tenant of the Building occupying the Tenth Avenue space. Such banner poles and banners shall be designed, installed, maintained and insured at Tenant's sole cost and expense and Tenant shall obtain all permits required for such banner poles and banners at its sole cost and expense. Such banner poles and banners shall be installed and maintained in accordance with all applicable laws and the rules and regulations of any governmental agency having jurisdiction thereof.

15. BROKERAGE. Tenant represents and warrants to Landlord that Tenant has dealt with no broker with respect to the extension or modification of the Lease herein contained other than Cushman & Wakefield. Tenant agrees to indemnify, defend and hold Landlord harmless from any commissions, fees, damages or other liability (including reasonable attorneys fees) attributable to or in any `way arising out of Tenant's breach of its representations and warranties set forth in the preceding sentence.

16. INSURANCE CERTIFICATE. Landlord and Tenant agree that the insurance coverage limits, types of insurance and endorsements set forth on the Insurance Certificate attached hereto as Exhibit C shall amend the insurance coverage and limits set forth in the last unnumbered paragraph of Rider Article 43 and that such insurance limits shall become the minimum coverage which Tenant is required to provide under the Lease. Tenant agrees that 444 Realty Company, L.L.C., Cushman & Wakefield, Inc. (or any substitute property manager) and Enterprise Asset Management, Inc. shall be named as "additional insureds" under all required policies of insurance.

17. CONFORMING AMENDMENTS. Landlord and Tenant hereby agree that the following additional provisions of the Lease shall be deleted as no longer applicable or superceded:

    (a) Rider; Article 39 subparagraph H;

    (b) Rider Article 53, last two un-numbered paragraphs

    (c) Rider Articles 64 and 68

    (d) First Amendment, paragraphs, 2, 3, 4 and 5.

    (e) Second Amendment, paragraphs 1, through 7 and 13.

18. CONFLICTS. In the event of any conflict between the provisions of the Lease and the provisions of this Third Amendment, the terms and conditions in this Third Amendment shall be paramount and shall prevail.

19. RATIFICATION. Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the parties hereby ratify and confirm all of the covenants, terms and conditions thereof as modified hereby and Tenant hereby assumes all of the obligations, covenants and agreements to be performed by "Tenant" thereunder.

20. EFFECTIVE DATE. Provided that Tenant is not in default of any material term of the Lease, the agreements, covenants, terms and conditions contained in this Third Amendment shall take effect and shall become effective on February 1, 2004.

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the day and year first above written intending it to become effective as of the Effective Date.

TENANT

INTERBORO INSTITUTE, INC.


By: /S/  DR. JOHN J. MCGRATH
    ---------------------------------
         Chief Executive Officer



LANDLORD

444 REALTY COMPANY, L.L.C.
By: Enterprise Asset Management, Inc., IT'S MANAGER


By: /S/ LYNN ZISES
    ---------------------------------
     Name:    Lynn Zises
     Title:   Vice President

                                ACKNOWLEDGEMENTS




State of New York )
                           ss.:
County of New York         )

On the 8th day of August in the year 2003 before me, the undersigned, a Notary Public in and for said State, personally appeared John J. McGrath, personally known to :me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as President of Interboro Institute, Inc. and that by his signature on the :instrument, the individual, executed the instrument.

/S/ DEBORAH KEMPF
-------------------------------
        Notary Public

               DEBORAH KEMPF
     Notary Public, State of New York
            No, 31-OIKE 4999904
Qualified in New York County
     Commission Expires August 3, 2006



State of New York )
                  ss.:
County of New York)



On the _____ day of August in the year 2003 before me, the undersigned, a Notary Public in and for said State, personally appeared Lynn Zises personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity as Vice President of Enterprise Asset Management, Inc., the Manager of 444 REALTY COMPANY, L.L.C., and that by her signature on the instrument, the individual, executed the instrument.



----------------------------------
           Notary Public

                                    EXHIBIT A

                           ESCALATION RENT SCHEDULE *


                                    2 1/2 %      CUMULATIVE
                                    ANNUAL          RENT
                   BASE RENT      ESCALATION     ESCALATION    TOTAL ANNUAL RENT

     YEAR 1        $ 825,000.00   $   --        $               $   825,000.00
     YEAR 2        $ 825,000.00   $ 20,625.00   $  20,625.00    $   845,625.00
     YEAR 3        $ 825,000.00   $ 21,140.63   $  41,765.63    $   866,765.63
     YEAR 4        $ 825,000.00   $ 21,669.14   $  63,434.77    $   888,434.77
     YEAR 5        $ 825,000.00   $ 22,210.87   $  85,645.63    $   910,645.63
     YEAR 6        $ 900,000.00   $ 22,766.14   $ 108,411.78    $ 1,008,411.78
     YEAR 7        $ 900,000.00   $ 25,210.29   $ 133,622.07    $ 1,033,622.07
     YEAR 8        $ 900,000.00   $ 25,840.55   $ 159,462.62    $ 1,059,462.62
     YEAR 9        $ 900,000.00   $ 26,486.57   $ 185,949.19    $ 1,085,949.19
     YEAR 10       $ 900,000.00   $ 27,148.73   $ 213,097.92    $ 1,113,097.92


                     *Excludes Real Estate Tax Escalations

                                    EXHIBIT B

                             SCOPE OF TENANT'S WORK

The Tenant Work and the plans and specifications thereof, shall include, but shall not be limited to:

     (a) Restoring, refurbishing and redecorating all restrooms on the second, third and fourth floors of the demised premises, such work to be in accordance with all laws, including all ADA compliance;

     (b) Restoring, refurbishing and replacing or rebuilding all I-IVAC units serving the second, third and fourth floors, lobby and stairs of the demised premises;

     (c) Restoring, refurbishing and redecorating all classrooms and offices on the second, third and fourth floors of the demised premises including but not limited to walls, partitions, ceilings, lighting, painting, carpeting, flooring and other improvements.

     (d) Restoring, refurbishing and redecorating the 56th Street lobby, stairs and stairwells, including, but not limited to ceilings, lighting, painting, flooring and other improvements.

The following shall govern the commencement conduct and completion of the Tenant Work and the submission and approval of the plans and specifications for the Tenant Work:

     (a) Tenant shall submit to Landlord, for its prior approval, detailed plans and specifications for all Tenant Work prepared by a licensed architect at Tenant's sole cost and expense. Tenant agrees that the Tenant Work outlined in the plans and specifications shall cover work reasonably ,estimated by Tenant and Tenant's architects to cost approximately $620,000 in construction and other "hard costs". Landlord's approval of such plans and specifications shall not be unreasonably withheld or delayed and Landlord agrees to make best efforts to respond to any plan submission by Tenant within ten (10) business days.

     (b) Plans and specifications for all Tenant Work (including work within the McAllister Space) shall be submitted to Landlord at least thirty
          (30) days prior to the Effective Date.

     (c) The Tenant Work shall be commenced (except for the McAllister Space) within sixty (60) days after Tenant receives Landlord's approval of its Plans and Specifications.

     (d)  Tenant Work shall commence within the McAllister Space within sixty
          (60) days after Landlord gives Tenant possession of the McAllister Space.

     (e) Tenant shall comply with all of the terms and conditions of the Lease and of law in connection with the Tenant Work.

     (f) In no event shall the Tenant Work (or the plans and specifications for such Tenant Work) include any structural changes to the Building nor any changes to the outside of the Building or otherwise outside of the demised premises, except for signs, banner poles and banners as specifically provided in this Third Amendment. All work shall be conducted in a manner which will minimize noise and vibration from being transmitted to the SyncSound studios on the first floor of the building and Tenant shall request its contractors to take all reasonable steps to minimize such noise or vibrations.

     (g) Tenant or its contractors shall substantially complete all Tenant Work by January 31, 2005.

     (h) Tenant shall provide Landlord with copies of all contracts and subcontracts for the Tenant Work and monthly statements certifying the amount expended for Tenant Work and shall provide Landlord a final certification (together with paid or receipted bills, waivers of lien or other evidence satisfactory to Landlord) that Tenant has expended at least $620,000 in construction and other "hard costs" in connection with the Tenant Work no later than April 15, 2005.

                                   EXHIBIT C

          INSURANCE CERTIFICATE - TENANT MINIMUM INSURANCE REQUIREMENTS



                                       10